SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 28, 2004

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND
(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS

On July 28, 2004, SL Green Realty Corp. (the “Company”) completed the acquisition of two office buildings, comprising 1.7 million square feet, located at 750 Third Avenue (“750 Third”) and 485 Lexington Avenue (“485 Lexington”) for $480 million, or $282 per square foot.  The properties were acquired from TIAA-CREF, a national financial services company, and occupy a full city block bounded by 46th Street and 47th Street and Third Avenue and Lexington Avenue and are located in the Grand Central submarket.  The properties were acquired separately by two SL Green-controlled entities.

750 THIRD

750 Third was purchased by SL Green as a wholly-owned asset for $255 million.  The acquisition was initially funded by proceeds from the Company’s unsecured line of credit, which had no outstanding balance.  SL Green expects to pay down a majority of the line of credit capacity used to acquire the property by year-end with the proceeds of identified asset sales that the Company expects to consummate as part of its redeployment strategy.  Those proceeds will be reinvested in 750 Third to effectuate a “reverse 1031 exchange” resulting in a deferral of the Company’s taxable gain on the asset sales.

At closing, TIAA-CREF, a AAA-rated company, entered into an operating lease for the entire building.  At the expiration of such operating lease, in December 2005, the building will be approximately 25% vacant, with average in-place escalated rents for all office tenants (exclusive of the operating lease) of $42 per square foot, which is approximately 15% below market value.  The majority of such vacancy will be in the upper tower floors of the property. The balance of the property is currently leased to credit-quality tenants including Fairchild Publications, Inc., Richard A. Eisner, LLP and TIAA-CREF on a longer-term basis.

485 LEXINGTON

485 Lexington was acquired in a joint venture with The City Investment Fund, L.P.  SL Green owns approximately 30.0% of the equity interests in the property.  The allocated price for 485 Lexington was $225 million.  The joint venture has arranged for a loan facility to fund 75% of the acquisition and anticipated retenanting costs of 485 Lexington.  Consistent with its prior joint venture arrangements, SL Green will be the operating partner and day-to-day manager of the venture and will be entitled to management fees, leasing commissions and incentive fees.

At closing, TIAA-CREF entered into an operating lease for the entire building.  Upon expiration of the operating lease in December 2005, it is anticipated that TIAA-CREF will vacate all of the space it occupies in 485 Lexington (approximately 870,000 square feet).  TIAA-CREF will remain headquartered in New York City in its building located at 730 Third Avenue.

ITEM 7.                             FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  and (b) FINANCIAL STATEMENTS OF PROPERTY ACQUIRED AND PRO FORMA FINANCIAL INFORMATION

Financial statements and pro forma financial information pursuant to Rule 3-14 of Regulation S-X are currently being prepared.  The Company expects to file such financial statements and information under cover of Form 8-K/A as soon as practicable.

(c)           EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

	By:	/s/ Gregory F. Hughes
Gregory F. Hughes
Chief Financial Officer

Date: August 9, 2004